Exhibit 99.1

HCMC Announces Expiration of its Series A Warrants

HOLLYWOOD, FL, July 28, 2020 /GlobeNewswire/ -- Healthier Choices Management Corp. (OTC Pink: HCMC) (“HCMC or the “Company”) announces that its Series A Warrants expired at 11:59 p.m. on July 27, 2020.

“Essentially, the expiration has allowed HCMC to successfully eliminate all of the remaining Series A warrants issued 5 years ago, and close the book on the challenges these dilutive securities presented. We believe this now stabilizes HCMC’s capital structure and will allow us the opportunity to re-create shareholder value,” said Jeff Holman, CEO of HCMC.

Following the expiration of the Series A Warrants, HCMC’s capital structure is as follows:

	Balance	Equivalent Value*
Preferred Stock	20,150	20,250,144
Outstanding Common Stock	105,110,848,016	10,511,085
Total	105,110,868,166	30,761,229
*Based on a per share HCMC common stock price of $0.0001.

Mr. Holman continued, “Our preferred stock is not a variable instrument, and has a set value for conversion purposes as stated in our cap table. Over the past five years, HCMC has strengthened its management team, diversified its business operations, and significantly broadened its intellectual property suite by securing several United States and Canadian Patents. This intellectual property is allowing us to bring healthier and safer products to market as a result. The expiration of the Series A Warrants and removal of the related overhang, further allows HCMC to execute on its business plans with a view to generating enhanced shareholder value.

About Healthier Choices Management Corp.

Healthier Choices Management Corp. (www.healthiercmc.com). is a holding company focused on providing consumers with healthier daily choices with respect to nutrition and other lifestyle alternatives? The Company currently operates nine retail vape stores in the Southeast region of the United States, through which it offers e-liquids, vaporizers and related products. The Company also operates Ada’s Natural Market, a natural and organic grocery store, through its wholly owned subsidiary Healthy Choice Markets, Inc. and Paradise Health and Nutrition, stores that offer fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items through its wholly owned subsidiary Healthy Choice Markets 2, LLC. The Company also sells vitamins and supplements on the Amazon.com marketplace through its wholly owned subsidiary Healthy U Wholesale, Inc. The Company markets the Q-Cup™ technology under the vape segment; this patented technology is based on a small, quartz cup called the Q-Cup™, which a customer partially fills with either cannabis or CBD concentrate (approximately 50mg) purchased from a third party. The Q-Cup™ is then inserted into the Q-Cup™ Tank or Globe, that heats the cup from the outside without coming in direct contact with the solid concentrate. This Q-Cup™ technology provides significantly more efficiency and an “on the go” solution for consumers who prefer to vape concentrates either medicinally or recreationally.

Forward Looking Statements.

This press release contains forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Additional written or oral forward looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission (SEC) or otherwise. Statements contained in this press release that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are based on management's estimates, assumptions and projections and are not guarantees of future performance. The Company assumes no obligation to update these statements. Forward looking statements may include, but are not limited to, projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures, statements regarding future operations, expansion or restructuring plans, including our recent exit from and winding down of our wholesale distribution operations. In addition, when used in this release, the words "anticipates," "believes," "estimates," "expects," "intends," and "plans" and variations thereof and similar expressions are intended to identify forward looking statements.

Factors that may affect our future results of operations and financial condition include, but are not limited to, fluctuations in demand for our products, the introduction of new products, our ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of our liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in our filings with the SEC.

Contact Information:
Healthier Choices Management Corp.
3800 North 28th Way, #1
Hollywood, FL 33020
Office: 305-600-5004 / Fax: 954-272-7773